EXHIBIT 99.1
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                             NEWS RELEASE


                               LANDAUER

                         For Immediate Release
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            LANDAUER, INC.  DECLARES REGULAR CASH DIVIDEND


For Further Information Contact:
  Jonathon M. Singer
  Senior Vice President, Treasurer & CFO
  708-441-8311
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GLENWOOD, ILLINOIS, FEBRUARY 29, 2008 - LANDAUER, INC. (NYSE: LDR) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.50 per share for the second quarter of fiscal 2008. The dividend will be paid on April 4, 2008, to shareholders of record on March 14, 2008.





ABOUT LANDAUER

Landauer is the leading provider of analytical services to determine occupational and environmental radiation exposure. For more than 50 years, the Company has provided complete radiation dosimetry services to hospitals, medical and dental offices, universities, national laboratories, and other industries in which radiation poses a potential threat to employees. Landauer's services include the manufacture of various types of radiation detection monitors, the distribution and collection of the monitors to and from clients, and the analysis and reporting of exposure findings.






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     Landauer, Inc. 2 Science Road  Glenwood, Illinois 60425-1586
  Telephone:  708.755.7000     Fax: 708.755.7011     landauerinc.com